UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2008

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Cash Bonus Plan

On August 1, 2008, the Board of Directors of the Company approved a cash bonus plan for the Company’s fiscal year ending June 28, 2009.  Thomas Steipp, President and CEO, is eligible to receive a bonus under the plan up to 131.25% of his base salary if the Company achieves 150% of a financial goal based upon fiscal 2009 earnings per share, as adjusted for certain items.  Other executive officers of the Company will be eligible to receive bonuses up to 80% of their base salaries if the Company achieves 150% of a financial goal based on 2009 earnings per share. Other executive officers’ bonus achievement is allocated 80% to the Company’s achievement of the adjusted earnings per share financial goal and 20% to the achievement of individual goals.  Payments will be made to eligible executives within sixty days of the end of fiscal 2009 provided they remain employees at that time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2008	By:	/s/ William Slater
William Slater
Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

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